PURCHASE AGREEMENT


                    THIS  PURCHASE  AGREEMENT (this "Agreement") made as of

          the  28th  day  of  January,  by  and between MIG ATLANTA FALLS

          CORP.,  a  Michigan corporation ("Seller") and ASSOCIATED ESTATES

          REALTY CORPORATION, an Ohio corporation ("Buyer"),


                                 W I T N E S S E T H:


                    WHEREAS, Seller is the fee owner of that certain parcel

          of  real  property on which a 520-unit apartment complex known as

          The  Falls  located  in  Atlanta, Georgia; which real property is more fully described on Exhibit A attached hereto and made a part

          h e r eof,  together  with  all  buildings,  fixtures  and  other improvements  located  thereon  and  therein  and  including  all

          a p p u r tenant  rights  and  easements  relating  thereto  (the

          "Project");

                    WHEREAS,  Buyer  desires  to  purchase from Seller, and

          Seller desires to sell to Buyer, all of Seller's right, title and interest  in  and to the Project and the other property of Seller described  herein,  for  the  purchase  price,  on  the terms and subject to the conditions set forth herein;

                    WHEREAS,  certain other persons, directly or indirectly

          affiliated  with  Seller  (collectively,  "Other Owners") are the respective  owners of the apartment projects set forth on Exhibit

          A-1  attached hereto and made a part hereof, which properties are the  subject of purchase agreements of even date herewith between

          Buyer and the Other Owners, respectively (the "Portfolio Purchase

          Agreements").





                    NOW,  THEREFORE,  for  good  and valuable consideration

          received  to  the  full satisfaction of each of them, the parties agree as follows:

                    1.   Agreement  to  Buy  and  Sell.  Upon the terms and

          subject to the conditions set forth herein, Seller agrees to sell and  convey to Buyer at the Closing (as hereinafter defined), and

          Buyer  agrees  to buy and take from Seller at the Closing, all of

          Seller's  right,  title,  estate  and  interest  in  and  to  the

          f o l l o wing  (hereinafter  collectively  referred  to  as  the

          "Property"):

                    (a)  the  Project and all rights, privileges, easements

               and  appurtenances  appertaining thereto, including, without limitation,  all  mineral  and  water rights, rights of way,

               easements,  licenses  or  other arrangements with respect to properties adjacent thereto;

                    (b)  all  appliances, fixtures, plumbing, incinerators,

               lighting  equipment, radiators, furnaces, boilers, hot water heaters,  water systems and air-conditioning equipment owned by  Seller  and  located  on  or  in the Project or attached thereto;

                    (c)  all  furnishings,  furniture,  equipment, supplies

               and  other personal property owned by Seller, used or usable in  connection  with  the  Project  and located on or in the

               P r o ject,  including,  without  limitation,  the  personal property listed on Exhibit B attached hereto and made a part hereof (the "Personal Property");

                    (d)  all  licenses,  permits, consents, authorizations,

               approvals and certificates of any regulatory, administrative





               or  other  governmental agency or body, if any, issued to or held  by Seller and related to the ownership or operation of the Project, to the extent transferable (the "Permits");

                    (e)  all  leases,  written  or oral, and tenancies with

               tenants  with  respect  to all or any portion of the Project

               (the "Tenant Leases");

                    (f)  prepaid  rentals  under Tenant Leases, if any, and

               any   other  miscellaneous  deposits  and  prepaid  expenses

               related  to  the  ownership  or  operation  of  the  Project

               (collectively, the "Deposits");

                    (g)  all  leases  of  equipment  (if any), vehicles and

               o t h er  tangible  personal  property  used  by  Seller  in connection  with the ownership and operation of the Project,

               to  the  extent  such leases are transferable (the "Personal

               Property Leases");

                    (h)  all  maintenance  and  service  contracts,  supply

               contracts  (to  the  extent Buyer elects to assume them) and other  agreements, contracts and contract rights relating to the  ownership  or  operation  of  the Property, or any part thereof  to the extent such contracts, agreements and rights are transferable (the "Project Contracts");

                    (i)  all  guaranties,  warranties  and other intangible

               rights  pertaining  to  the  Property,  or  any part thereof including, without limitation, all guaranties and warranties relating  to  the  construction of the Project including all rights  under  architects  and  construction  contracts (the

               "Intangible Rights");





                    (j)  all  books  of  account,  customer  lists,  files,

               papers and records relating to the Project;

                    (k)  the  right  to  use  the  name "the Falls" or "the

               Falls Apartments" and derivations thereof.

                    2.   Liabilities.    Buyer  shall not, by execution and

          delivery  of  this  Agreement,  its  purchase  of the Property or

          otherwise,   be  deemed  to  have  assumed  or  otherwise  become

          responsible  for  any  liability  or  obligation of any nature of

          Seller,  whether relating to Seller's business or any of Seller's

          a s s ets,  operations,  businesses  or  activities,  matured  or unmatured,  liquidated  or  unliquidated, fixed or contingent, or known  or  unknown,  and whether arising out of occurrences prior to, at or after the Closing, except as provided hereinbelow or in any of the Loan Assumption Documents (as hereafter defined).

                    3.   Consideration  and  Payment/Earnest  Money.    The

          purchase  price  for  the  Property shall be Twenty Seven Million

          Dollars  ($27,000,000) (the "Purchase Price") payable by Buyer to

          Seller as follows:

                    (a)  Two Hundred Seventy Thousand Dollars ($270,000) in

               earnest  money  to  be  deposited  by  Buyer  in escrow upon execution  of this Agreement in accordance with this Section

               3 (the "Earnest Money Deposit");

                    (b)       a  sum  payable in the form of the assumption

          by  Buyer of the outstanding balance at Closing of the underlying indebtedness  of  the  mortgage  loan (the "Mortgage Loan") which encumbers  the  Property  (the  "Mortgage  Indebtedness")  and is

          identified on Exhibit A-2 attached hereto and made a part hereof;

          and





                    (c)    The  balance  of  the  Purchase  Price  shall be

          deposited  in  escrow  by  Buyer  on  or  before the Closing Date

          (defined below) in immediately available funds.

                    Within  five  (5) business days following the execution

          of  this  Agreement,  Buyer  shall  open  an  escrow account (the

          "Earnest  Money  Escrow")  with  First  American  Title Insurance

          Company,  Troy,  Michigan  Office,  Commercial Advantage Division

          (the  "Title  Company")  and  deposit  the  Earnest Money Deposit

          therein.   Buyer shall notify Seller of the opening, the deposit,

          the  number  of  the escrow, and the employee or employees of the

          Title  Company in charge of the escrow.  Each party shall execute such  documentation  governing  the  Earnest  Money  Escrow  that reflects  the  relevant  provisions  of this Agreement and as may otherwise  be  required by the escrow agent, including reasonable standard form escrow conditions.  The Earnest Money Deposit shall be  deposited  in  an  interest  bearing account as instructed by

          Buyer and any interest earned shall be added to the Earnest Money

          Deposit.  Seller  acknowledges that it has disclosed to Buyer any legal conditions or requirements, imposed by law or contract upon its  interest  in  such  Earnest  Money  Escrow  by  the Employee

          Retirement  Income  Security Act of 1974, as amended ("ERISA") or relevant  state  law,  and  Seller assumes all responsibility for ensuring  the  written provisions of the agreement governing such

          Earnest  Money Escrow complies with any such requirements as they apply  to  Seller;  provided,  that  Buyer (or its nominee) shall comply  with  any  requirements  identified to Buyer by Seller in writing, so long as identified prior to Buyer's establishing said

          Earnest Money Escrow.





                    4.   Representations  and Warranties of Seller.  Seller

          represents and warrants to Buyer that:

                    (a)  S e ller  is,  and  will  be  at  the  Closing,  a

               corporation  duly  organized  and validly existing under the laws  of  the State of Michigan with the power and authority to execute this Agreement and sell the Property on the terms herein set forth.  Seller, is duly authorized to so act, and all  requisite  action has been taken by Seller to authorize

               t h e    execution  and  delivery  of  this  Agreement,  the

               performance  by  Seller of its obligations hereunder and the consummation of the transactions contemplated hereby.

                    (b)  Seller  has  all  necessary power and authority to

               enter  into  this  Agreement,  to  perform  its  obligations hereunder  and  to  consummate the transactions contemplated hereby,  without  the consent or authorization of, or notice to,  any third party, except for (i) the Mortgage Lender and

               ( i i )  those  third  parties  to  whom  such  consents  or authorizations  have  been  or  will be obtained, or to whom notices  have  been  or will be given, prior to the Closing.

               This  Agreement  constitutes,  and  the  other documents and instruments  to  be delivered by Seller pursuant hereto when delivered  will  constitute,  the  legal,  valid and binding

               o b ligations  of  Seller,  enforceable  against  Seller  in accordance with their respective terms.

                    (c)  To  Seller's  Knowledge,  there  is no litigation,

               proceeding  or action pending against Seller or the Property which questions the validity of this Agreement or any action taken or to be taken by Seller pursuant hereto.





                    (d)  To  Seller's  Knowledge,  neither the execution of

               this  Agreement  nor  the  consummation  of the transactions

               c o n t emplated  hereby  will,  in  any  material  respect,

               constitute  a  violation  of  or  be  in  conflict  with  or constitute  a  default  under  any  term or provision of any material  agreement  to  which Seller is a party, subject to the obtaining of any required consents or authorizations of,

               or  notices to (i) the Mortgage Lender or (ii) third parties from  whom  such consents or authorizations will be obtained or to whom notices will be given prior to Closing.

                    (e)  Seller  has  no  Actual  Knowledge of any material

               unresolved  litigation  adversely  affecting the Property or any  notice,  document  or writing threatening or disclosing

               material   litigation,  material  zoning  or  building  code

               violations  or  material environmental law violations at the

               Property which have not been disclosed to Buyer.

                    (f)  To  Seller's Knowledge: there has been no material

               adverse  financial  change  from that shown in Seller's most recent  financial  statements delivered or made available to

               Buyer by Seller pursuant to Section 10 hereof.

                    (g)  If  Seller  is  an  entity which is deemed to hold

               "plan  assets"  of an employee benefit plan with the meaning of  29  CFR  SS  2510.3-101 (or would be deemed to hold plan assets  if  governmental  plans were subject to such rules),

               then:  (i)  the  decision  to cause the Seller to enter into this  Agreement has been made by investors in the Seller who are  independent  of MIGRA (as defined in Section 11 of this

               Agreement)  and  neither  MIGRA  nor  any  of  its officers,

               d i rectors,  employees  or  affiliates  has  exercised  any fiduciary  authority  or  control or rendered any investment advise  within  the  meaning  of Section 3(21) of ERISA with respect  thereto;  and  (ii)  each  such  investor  has been advised  that  (A)  as a result of MIGRA's entering into the

               M e rger  Agreement  (as  defined  in  Section  11  of  this

               Agreement)  the  business  operations  of MIGRA and Buyer or

               Buyer's  parent  will  be combined and such Merger Agreement

               c o n templates  the  sale  of  property  pursuant  to  this

               Agreement;  and  (B)  said Merger Agreement, if consummated,

               would  cause  MIGRA's  shareholders  to  become  substantial shareholders  in  Buyer or Buyer's parent and its affiliated entities,  and cause certain officers and directors of MIGRA to  become officers and directors of Buyer or Buyer's parent

               and  its  affiliates.   Each such investor has been provided

               the  opportunity  to  ask  questions  and receive from MIGRA information  regarding the Property, the consideration to be paid  therefor,  and  MIGRA's  interest  in the transactions

               c o n templated  by  this  Agreement,  to  the  extent  such information is in the possession of MIGRA or may be obtained without unreasonable expense.

                    Notwithstanding  any  due  diligence,  investigation or

          analysis  performed  by Buyer, the representations and warranties made  in  this  Agreement by Seller shall have the same force and effect  as  if Buyer undertook no due diligence, investigation or analysis  and  Seller  hereby  acknowledges  and  agrees that the representations  and  warranties made in this Agreement by Seller shall  be  unaffected by any such due diligence, investigation or

          analysis;  provided, however, that Buyer shall not be entitled to recover  on  any  representation  or  warranty  set forth in this

          Agreement  if  Buyer's  due  diligence made Buyer actually aware,

          prior  to Closing, of any condition of, concerning or relating to the  Property  which  is  contrary  to  those representations and warranties,  but  no  such  knowledge  shall affect the rights of

          Buyer  to  decline  to  close  hereunder  if  any  of the Closing conditions under Section 8(a) hereof are not satisfied.

                    Except to the extent of any matters disclosed by Seller

          on  the  attachment to Exhibit F hereof that will be delivered by

          Seller  to Buyer at Closing, and subject to the provisions of the preceding  paragraph  (without  affecting  the rights of Buyer to decline to close hereunder if any of the Closing conditions under

          S e c t i o n   8(a)  hereof  are  not  satisfied),  all  of  the

          representations  and warranties set forth in this Section 4 shall be  deemed  renewed  by  Seller on the Closing Date as if made at such  time  and  shall  survive  the  Closing of the transactions contemplated  hereby for a period of one (1) year; provided, that the  representations  and warranties contained in Subsection 4(g)

          shall survive the Closing of the transactions contemplated hereby for a period of six (6) years.

                    5.   Representations  and  Warranties  of Buyer.  Buyer

          represents and warrants to Seller that:

                    (a)  Buyer  has  all  necessary  power and authority to

               enter  into  this  Agreement,  to  perform  its  obligations hereunder  and  to  consummate the transactions contemplated hereby,  without  the consent or authorization of, or notice to, any third party, except those third parties to whom such

               consents or authorizations have been or will be obtained, or to  whom  notices  have  been or will be given, prior to the

               C l osing.    This  Agreement  constitutes,  and  the  other

               documents  and instruments to be delivered by Buyer pursuant hereto  when delivered will constitute, the legal, valid and binding  obligations  of Buyer, enforceable against Buyer in accordance with their respective terms.

                    (b)  Neither  the  execution  of this Agreement nor the

               consummation  of  the transactions contemplated hereby will,

               in  any material respect, constitute a violation of or be in conflict  with  or  constitute  a  default under any term or provision  of  any  agreement,  instrument or lease to which

               Buyer is a party.

                    (c)  To  the  best  of  Buyer's  knowledge, there is no

               litigation,  proceeding  or  action  pending  or  threatened against  or  relating  to  Buyer  which might materially and adversely  affect  the  ability  of  Buyer to consummate the transactions  contemplated  hereby  or  which  questions the validity  of  this  Agreement  or  any action taken or to be taken by Buyer pursuant hereto.

                    All  of the representations and warranties set forth in

          this  Section  5  shall be deemed renewed by Buyer on the Closing

          Date as if made at such time and shall survive the closing of the transactions contemplated hereby for a period of one (1) year.

                    6.   Seller's  Covenants.  On and after the date hereof

          through the Closing, except as otherwise consented to or approved by Buyer in writing or required by this Agreement, Seller shall:

                    (a)  Operate  the  Property  and conduct or cause to be

               conducted  its  business in the regular and ordinary course,

               including  the  renewal  and  extension  of  Tenant  Leases,

               consistent  with  past  practices,  and  exercise reasonable efforts to preserve intact the operation of the Property.

                    (b)  Maintain  and  keep the Property in good condition

               and repair and in substantially the same condition as on the date  hereof,  with  the exception of ordinary wear and tear and damage as a result of a casualty.

                    (c)  Except in the ordinary course of business and with

               respect  to  items  of  personal property that are no longer useful  and  have  been  replaced  with  items of equivalent value,  not  remove,  sell,  mortgage,  pledge  or otherwise encumber  or  dispose  of any item of property,  without the prior  written  consent  of  Buyer,  which  consent will not unreasonably withheld, delayed or conditioned.

                    (d)  Continue to maintain all insurance on the Property

               covering  the risks and in the amounts of coverage in effect on the date hereof.

                    (e)  Duly  observe  and  perform  all  material  terms,

               conditions  and  requirements  of  the  Tenant  Leases,  the

               P r oject  Contracts,  the  Personal  Property  Leases,  not knowingly do any act or omit to do any act, which will, upon the  occurrence thereof or with the passage of time, cause a material  breach  or  material  default  by Seller under any

               Tenant  Lease,  Project  Contract or Personal Property Lease

               and  continue  to seek judicial and other appropriate relief

               with respect to any tenant breaches under the Tenant Leases,

               in accordance with Seller's past practices.

                    (f)  Not,  without  the  Buyer's  prior written consent

               which   shall  not  be  unreasonably  withheld,  delayed  or

               conditioned  (A) renew, amend or extend any Project Contract or  Personal  Property  Lease  or  enter  into  or renew any contract  or  agreement  pertaining  to any item of Property unless  such contract or agreement can be terminated at will without  obligation  after  the  Closing  or  (B)  incur any

               m o r tgage  indebtedness  or  other  material  indebtedness relating to the Property.

                    (g)  Not  take,  agree to take or affirmatively consent

               to  the  taking of any action in the conduct of the business of  Seller,  or  otherwise, which would be contrary to or in breach  of  any of the terms or provisions of this Agreement or  which would cause any representation of Seller contained herein to be or become materially untrue.

                    (h)  Use  its reasonable efforts (but without expending

               any substantial funds or exposing itself to any liability or obligation  or  risk, other than the payment to the Mortgage

               Lender  of any fees or charges relating to the assumption by

               Buyer  of the Mortgage Indebtedness) to obtain all necessary

               c o nsents  and  authorizations  of  third  parties  to  the performance  by  Seller of its obligations hereunder and the consummation of the transactions contemplated hereby.

                    (i)  On  or  before  the  Closing  Date,  cause  to  be

               terminated  any management contract relating to the Property which  is not assumed by Buyer consistent with the terms and

               conditions   of  the  transaction  described  on  Exhibit  H

               attached hereto and made a part hereof.

                    (j)  If Seller is an "employee benefit plan" within the

               meaning  of  Section  (3)(3) of ERISA, whether or not Seller qualifies  as  a "governmental plan" within Section 3(32) of

               ERISA,  or  an  entity  which  holds  plan assets within the meaning  of 29 CFR SS 2510.3-101, then Seller covenants that all  discretionary  actions  of  Seller under this Agreement shall  be  conducted  by  a  fiduciary  of  Seller  which is independent  of  MIGRA  or,  in  the case of an entity which holds  plan  assets, pursuant to directions of the investors in such entity who are independent of MIGRA.

                    (k)  Cooperate  with Buyer in Buyer's efforts to secure

               the  consent  of the Lender to the assumption of the loan to be  assumed  hereunder  by Buyer and execute and deliver all documentation  as  may  reasonably be required to accomplish the assumption of the Mortgage Indebtedness by Buyer and, to the  extent that Buyer pays Seller equivalent consideration,

               convey to Buyer all of Seller's right, title and interest in and  to all funds held by the Mortgage Lender in any reserve or  escrow  accounts,  except  that nothing contained herein shall  be construed as relieving Seller of its obligation to pay  its  pro  rata  share  of real estate taxes pursuant to

               Section 13(b) hereof.

                    7.   Title and Possession of the Property.

                    (a)  It  shall  be a condition to Buyer's obligation to

               close hereunder that the Title Company deliver at Closing to

               Buyer  an  ALTA owner's policy of title insurance, 1970 Form

               B,  (rev.  10-17-70  and  10-17-84),  or  other  rated  form acceptable  to  Buyer (acting reasonably), with the standard general  exceptions  deleted  (or,  with  Buyer's reasonable approval,  insured over), subject to rights under the Tenant

               Leases,  and  with such endorsements as Buyer may reasonably

               r e q u i re,  including,  without  limitation,      owner's

               comprehensive,  survey,  access,  tax  parcel, utilities and contiguity  endorsements  (provided that Buyer pay the costs of  all  such  endorsements),  in  the  full  amount  of the

               Purchase  Price  (the  "Title  Policy")  issued by the Title

               Company, as assurance that upon Closing, the Buyer holds and will  hold  good,  valid  and  insurable title in fee simple absolute  to  the  Property including all rights, privileges and  easements appurtenant to the Property free and clear of

               all    encumbrances   whatsoever,   except   the   following

               (collectively, the "Permitted Exceptions"):

                           (i) zoning ordinances and regulations; provided the same do not interfere with the use of the Property as an apartment complex;

                          (ii) general real estate taxes, which are a lien but are not yet past due or delinquent at the Closing Date;

                          (iii) rights of tenants under Tenant Leases;

                           (iv) such easements, covenants, conditions, reservations and restrictions of record and other matters disclosed to and approved by Buyer, in writing, unless otherwise waived or deemed waived by Buyer as hereinafter provided; and

                         (v)  the Mortgage Indebtedness.

                    (b)  Seller represents, warrants and covenants to Buyer

               that   upon  the  Closing  Date  Buyer  will  have  complete

               possession of the Property, subject only to the interests of

               the  tenants under the Tenant Leases and the other Permitted

               Exceptions.

                    (c)  Buyer  shall  obtain,  as  promptly  as reasonably

               practicable  after the execution of this Agreement a current commitment  issued  by  the Title Company to issue the Title

               P o l icy  (the  "Title  Commitment")  with  copies  of  all instruments  referred  to as exceptions or conditions in the

               Title  Commitment,  setting  forth all real estate taxes and special  assessments,  the  state  of  record  title  to the

               Property  and all exceptions to, or encumbrances upon, title to  the  Property  which  would  appear in the Title Policy.

               Buyer  shall  have until the end of the Due Diligence Period

               (as  defined in Section 10 of this Agreement) to review such items  and  to  give  notice to Seller of such objections as

               Buyer  may  have  to  any  matters  set  forth  in the Title

               Commitment  or  survey.   Seller understands and agrees that

               prior  to  the expiration of the Due Diligence Period, Buyer may  deliver  to  Seller  an  objection  letter or objection letters  at  any  time  during  the Due Diligence Period and

               Seller agrees that any such delivery or deliveries shall not be  construed  in any way to limit or restrict Buyer's right to  deliver  additional  objections  to  Seller  at any time during  Due  Diligence  Period.  If Buyer timely (i.e during

               t h e    D ue  Diligence  Period)  objects  to  any  special

               assessments,  defects  or  encumbrances,  Seller  shall have until  the  end  of  the  Due  Diligence Period to have such exceptions  cured,  either by the removal of such exceptions or  by  the  procurement  of title insurance endorsements or

               other  resolution  satisfactory  to Buyer providing coverage against  loss  or damage as a result of such exceptions.  If

               Seller  shall  not  cure  such  defects  or  encumbrances to

               Buyer's satisfaction by the end of the Due Diligence Period,

               Buyer,  at its option, may (i) terminate this Agreement upon written  notice  of termination to Seller in accordance with

               Section  10  of this Agreement, in which event neither party shall  thereafter have any liability to the other (except as

               to   matters  which,  under  any  other  provision  of  this

               Agreement  are  expressly stated to survive a termination of this  Agreement), and all funds previously paid or deposited by  Buyer, including all accrued interest, shall be returned to  Buyer,  or  (ii)  waive  its objection to the defects or encumbrances  and  proceed to the Closing in which event all such  waived  defects  or encumbrances shall be deemed to be

               Permitted  Exceptions hereunder.  Notwithstanding the above,

               any  defects in the nature of consensual liens affirmatively granted  by Seller (other than the Mortgage Indebtedness) or

               non-consensual   liens  which  do  not  exceed  Twenty  Five

               Thousand  Dollars  ($25,000)  in  the  aggregate that can be released  by  payment  of the underlying obligation shall be removed,  bonded  or title insured over by Seller and if not so removed, bonded or title insured over by the Closing then the  Purchase Price shall be reduced by an amount sufficient to  satisfy  such  obligations.  Buyer shall conclusively be deemed  to have waived all objections to any title or survey defect,  encumbrance or exception reflected or referenced in the  Title  Commitment  or survey as to which Buyer fails to

               deliver  to Seller a written objection by the end of the Due

               Diligence  Period,  and all such matters shall thereafter be deemed  to  be  Permitted  Exceptions  for  purposes of this

               Agreement.

                    8.   Conditions to Closing.

                    (a)  Subject  to  the  provisions of Sections 13 and 14

               and  unless expressly waived by Buyer through written notice to  Seller,  Buyer's  obligations  under  this Agreement are expressly conditioned upon the satisfaction or occurrence of the following conditions:

                         (i) The representations and warranties of Seller set forth in Section 4 shall have been true and correct in all material respects when made and shall be true and correct in all material respects, as of the Closing and Seller shall have complied with all covenants as set forth in Section 6 herein, and shall have otherwise performed all of its obligations hereunder, in all material respects;

                         (ii) All consents to or authorization of the performance by Seller of its obligations hereunder and the consummation of the transaction contemplated hereby shall have been obtained;

                         (iii) Seller shall have delivered the items required to be delivered to Buyer pursuant to Section 9 and delivered or made available all other items and information required by this Agreement in accordance with the terms of this Agreement;

                         (iv)  Buyer shall have notified Seller pursuant to
                    Section 10 herein that Buyer has elected to proceed with the transactions contemplated by this Agreement;

                         (v) The physical condition of the Property shall not have changed in any material respect from the condition in existence on the last day of the Due D i ligence Period (as hereafter defined) and the financial condition of the Property shall not have changed in any material and adverse respect from the condition reflected in the then most current financial statements and other relevant financial materials delivered by Seller to Buyer during the Due Diligence Period (as hereinafter defined);

                         ( v i)    Unless  otherwise  expressly  instructed
                    through written notice from Buyer to Seller, Seller shall have arranged without any cost or liability to Buyer for the termination effective as of or prior to the Closing, of any management contract of any property manager relating to the Property and shall provide Buyer with written confirmation of such termination on or prior to Closing;

                           (vii) The Title Company shall be ready, willing and able to issue the Title Policy to Buyer in accordance with the provisions of Section 7 hereof;

                         (viii) The transactions described on Exhibit H and the closing of the Merger (as defined in the Merger Agreement) and the transactions contemplated by the P o r tfolio Purchase Agreements shall have closed s i multaneously with, or immediately preceding or immediately following the Closing of this transaction;

                         (ix) Seller shall have paid on or prior to Closing
                    all fees and expenses of the holder of the Mortgage Indebtedness, if any, relating to the assumption of the Mortgage Indebtedness;

                         (x) The Mortgage Lender and all other requisite third parties, if any, shall have formally approved the assumption by Buyer of the loan to be assumed hereunder without any additional conditions not presently in such loan documents and shall have undertaken all necessary action required to facilitate such assumption by Buyer provided, however, that all loan documents evidencing the approval of such assumption shall be acceptable (acting reasonably) in form and substance to Buyer (the "Loan Assumption Documents"), Buyer hereby agreeing that it will notify Seller and the Mortgage Lender of any objections it has to the Loan Assumption Documents proffered by Lender as promptly as is reasonably practicable after Buyer's receipt thereof; and

                    (b)  Subject  to  the  provisions of Sections 13 and 14

               and unless expressly waived by Seller through written notice to  Buyer,  Seller's  obligations  under  this Agreement are expressly  conditioned  upon the occurrence of the following events:

                         (i) The representations and warranties of Buyer set forth in Section 5 and 16 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects, as of the Closing and Buyer shall have otherwise performed all of its obligations hereunder, in all material respects;

                         (ii) Buyer shall have delivered the items required to be delivered to Seller pursuant to Section 9(c);

                         (iii) the closing of the Merger (as defined in the
                    Merger Agreement) and the transactions contemplated by the Portfolio Purchase Agreements shall have closed s i multaneously with, or immediately preceding or immediately following the Closing of this transaction; and

                         (iv) All consents to or authorization of the performance by Buyer of its obligations hereunder and the consummation of the transaction contemplated hereby shall have been obtained and Seller shall have received from the holder or holders of the Mortgage Indebtedness written instruments, reasonably satisfactory to Seller and Buyer, releasing Seller from any post Closing liability with respect thereto or other appropriate alternative indemnifications acceptable to Seller and Buyer with respect to such post Closing liabilities.


                    9.   Deliveries.

                    (a)  Seller  shall execute and deliver to Buyer through

               an  escrow with the Title Company as escrowee, at Closing, a good  and  sufficient  special  or limited warranty deed, in customary  form  acceptable to Buyer (the "Deed"), conveying good and insurable fee simple title to the Project to Buyer,

               free  and  clear  of all mortgages, pledges, liens, security

               i n t erests,  encumbrances  and  restrictions,  except  the

               Permitted  Exceptions.  The  Permitted  Exceptions  shall be specifically,  and  not categorically, set forth in the Deed as exceptions to title.

                    (b)  In addition, Seller shall deliver the following to

               Buyer at or prior to the Closing:

                         (i)    Duly  executed  resolutions  adopted by the
                    Board  of Directors of Seller authorizing the execution
                    a n d   delivery  of  this  Agreement  by  Seller,  the
                    performance  by Seller of its obligations hereunder and
                    the   consummation  of  the  transactions  contemplated
                    hereby, in such form as Buyer deems necessary or desirable, in its discretion reasonably exercised;

                         (ii) Documents and instruments, in form and substance acceptable to Buyer (acting reasonably), sufficient to convey, transfer and assign to Buyer the Property (other than the Property conveyed by the
                    Deed),  including,  without  limitation, the Assignment
                    a n d Assumption of Leases and Closing Agreement substantially in the form of Exhibit C attached hereto and made a part hereof and the Certificate Regarding Projects and Personal Property Leases substantially in the form of Exhibit D attached hereto and made a part hereof;

                         (iii)  Customary  confirmation  of  authorization,
                    organization,    valid   existence,   including   legal
                    opinions, as Buyer may reasonably request;

                         (iv) All books, records and files relating to the Property and the Seller's operation of the Property (but Seller may retain copies of all of the foregoing), all of which may alternatively be delivered to Buyer at the Property at or prior to Closing together with a Letter Regarding Books and Records substantially in the form of Exhibit E attached hereto and made a part hereof;

                         (v) To the extent customarily issued in the j u r isdiction in which the Property is located, originals of all certificates of occupancy (or the jurisdictional equivalent of a certificate of occupancy) for all apartment units on the Property, if available, and if not available, true and correct copies thereof;

                         (vi) The originals of all Tenant Leases, Personal P r o perty Leases, Project Contracts and Permits, together with all amendments and any attachments and supplements thereof, all of which may alternatively be delivered to Buyer at the Property upon or prior to Closing (but Seller may retain copies of all of the foregoing);

                         (vii)  A  FIRPTA Affidavit duly executed by Seller
                    confirming that     Seller  is a not a "foreign person"
                    under Section 1445 of the Internal Revenue Code;

                         (viii) Settlement statements agreed to by Buyer and executed by Seller;

                         ( i x )  Signed  escrow  instructions,  reasonably
                    satisfactory to the Title Company and Buyer, in form and substance sufficient to carry out the Closing;

                         (x) A certificate of Seller in the form of Exhibit
                    F attached hereto and made a part hereof;

                         (xi) Unless otherwise expressly instructed through
                    written notice from Buyer to Seller, documentation reasonably acceptable to Buyer confirming the termination of any management agreement relating to the Property;

                         (xii) A rent roll that is certified as true and correct by Seller, to its Actual Knowledge, on the Closing Date, dated as of a date not earlier than three
                    (3) days before the Closing Date;

                         (xiii) Such other documents and instruments as may
                    be required by any other provision of this Agreement or as may reasonably be required to give effect to the terms and intent of this Agreement;

                         (xiv) Any Loan Assumption Documents that require Seller's signature; and

                         (xv) a copy of any affidavit required by the Title
                    Company to remove the standard printed exceptions from the Title Policy.

                    (c)  Buyer  shall  deliver  the balance of the Purchase

               Price  to or for the benefit of Seller through escrow on the

               Closing  Date  and  shall deliver the following documents to

               Seller on or before the Closing:

                         (i) Settlement statements agreed to by Seller and executed by Buyer;

                         ( i i )  Signed  escrow  instructions,  reasonably
                    satisfactory to the Title Company and Seller, in form and substance sufficient to carry out the Closing;

                         (iii) A certificate of Buyer in the form of Exhibit G attached hereto and made a part hereof;

                         (iv) Documents and instruments, in form and substance acceptable to Buyer and Seller, pursuant to which Buyer accepts and assumes certain post Closing liabilities and obligations of Assignor concerning the Property, including, without limitation, the Assignment
                    a n d   Assumption  of  Leases  and  Closing  Agreement
                    substantially in the form of Exhibit C attached hereto and made a part hereof and the Certificate Regarding Projects and Personal Property Leases substantially in the form of Exhibit D attached hereto and made a part hereof;

                         (v) The Loan Assumption Documents;

                         (vi) Duly executed resolutions adopted by the Board of Directors of Buyer authorizing the execution a n d delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby; and

                         (vii) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to give effect to the terms and intent of this Agreement.


                    10.  Due Diligence Period.  For a period of thirty (30)

          days  following  execution  of this Agreement (the "Due Diligence

          Period"), Buyer shall be permitted to conduct a complete physical inspection  of  the  Property,  complete  due  diligence  on  the

          Property  and  review  all  materials to be provided by Seller to

          Buyer  hereunder  or  otherwise  reasonably  requested.   Without

          limiting  the  foregoing,  Buyer or its representative shall have the  right  to conduct an audit of the financial records relating to the Property for the last three (3) years.  Seller shall grant reasonable  access  to  Buyer  and  its  representatives  to  the

          Property  for the purpose of examining, inspecting or determining the  condition  of  any part or all of the Property or records or

          i n f o rmation  relating  thereto  (excluding  internal  reports expressing  opinions  concerning  the  value  of  the  Property).

          Seller  shall have the right to coordinate and accompany Buyer on any  of such inspections.  Any and all inspections, examinations,

          analyses  and audits deemed necessary by Buyer shall be performed at  Buyer's expense and shall not physically damage the Property.

          Buyer  shall  promptly  and completely repair and restore any and all damage to the Property that may be caused by, or may occur in connection with or as a result of, any inspection, investigation,

          audit, test or visit to the Property by Buyer, its employees, and

          authorized  agents  and  consultants.    Buyer  shall  indemnify,

          protect,  defend  and  hold  Seller and its agents, employees and representatives harmless from and against any and all loss, cost,

          c l a i m,  liability,  damage  or  expense  (including,  without limitation, attorneys' fees and expenses) arising out of physical damages  or  injuries  to  persons  or property caused by Buyer's inspections,  investigations,  audits,  tests  or  visits  to the

          Property. Buyer's restoration and indemnification obligations set forth in this Section shall survive the Closing or termination of this  Agreement.  At Buyer's request, Seller shall promptly after the  execution  of  this  Agreement,  deliver  to  Buyer  or make available  for  inspection and copying to Buyer the following, if in Seller's possession or control:

                    (a)  a  copy  of the most recent "Phase I Environmental

               Assessment"  of the Property (if any), and any other written information  concerning  the  environmental condition of the

               Property,  including  wetlands  delineations,  as  Buyer may

               r e a sonably  request  and  any  authorizations  reasonably necessary  for  Buyer,  at  Buyer's  expense, to update such assessment  or  information,  or  reasonably  necessary  for

               Buyer,  at  Buyer's  expense, or its agents to independently assess the environmental condition of the Property;

                    (b)  a  copy  of Seller's most recent complete boundary

               survey  of the Property  (Buyer shall be entitled to receive

               and  approve  as  set  forth  herein an updated and upgraded survey as reasonably required by Buyer);

                    (c)  a  copy of any appraisals of the Property obtained

               by Seller and completed within the last five (5) years;

                    (d)  true  and  correct  copies  of  Seller's financial

               books and records for the Property (but excluding income tax returns  that do not relate to the Property) for the current period  and  the  last  three (3) full years, tenant leases,

               contracts  and  any  other  document,  instrument  or  other

               w r i ting  relating  to  the  Property  (but  not  internal

               e x pressions  or  opinions  concerning  the  value  of  the

               Property)  or  the operation thereof as Buyer may reasonably request;

                    (e)  a  listing  of  all  individuals, if any, who work

               either  on a full or part time basis at the Property and all such  individuals'  positions and salaries regardless of who such individuals are employed by; and

                    (f)  true  and  correct  copies  of  all  documents and

               instruments relating to the Mortgage Indebtedness.

                    Without  limiting the rights accorded to Buyer pursuant

          to  Section 8 hereof, at any time during or at the end of the Due

          D i ligence  Period,  Buyer,  in  Buyer's  sole  discretion,  may terminate this Agreement (by giving notice of such termination to

          Seller).    Buyer shall notify Seller in writing either during or

          at the end of the Due Diligence Period with respect to whether or not Buyer elects to proceed with the transactions contemplated by this  Agreement.  If  Buyer's  written notice to Seller indicates

          t h at  Buyer  has  elected  to  proceed  with  the  transactions

          contemplated by this Agreement then the parties shall, subject to the  satisfaction  of the conditions set forth herein, proceed to the  Closing.  If Buyer's written notice to Seller indicates that

          B u y er  has  elected  not  to  proceed  with  the  transactions

          c o ntemplated  by  this  Agreement  then  this  Agreement  shall terminate  and  the  Earnest  Money  Deposit shall be returned to

          Buyer.    Upon termination of this Agreement by Buyer pursuant to

          this  Section  10,  neither  party  shall thereafter be under any further  liability  to the other, except as to matters which this

          Agreement  expressly  states are to survive a termination of this

          Agreement.

                    11.  Closing  Date.  Unless the parties otherwise agree

          in  writing, the transactions contemplated hereby shall be closed through  escrow  (the  "Closing")  on the date that is concurrent with the closing of the transactions contemplated by that certain

          Agreement  and  Plan  of  Merger  dated  November  5,  1997  (the

          "Merger") by and among Buyer, MIG Realty Advisors, Inc. ("MIGRA")

          and the stockholders of MIGRA (the "Closing Date"), which Closing

          Date  shall  not  be  later  than  January  31, 1998. Buyer shall establish  the  Closing  Date  through  written notice to Seller.

          After the expiration of the Due Diligence Period, Buyer shall not have the right to terminate this Agreement except pursuant to the provisions  of  Sections  8(a),  13  or 14 of this Agreement.  If

          Buyer  shall  default in its obligations to acquire the Property,

          then  Seller  shall  receive the Earnest Money Deposit (including all  interest  earned  thereon) as liquidated damages and neither party  shall  thereafter  be  under  any further liability to the other,  except  as expressly otherwise provided in this Agreement

          with  respect  to  the  provisions  that  expressly  survive  the termination of this Agreement.

                    12.  Prorations  and  Closing  Costs.   All prorations,

          adjustments  and  final  readings shall be made as of 11:59 pm of the  day  preceding  the  Closing Date, unless otherwise mutually agreed  to  by  the parties (the "Adjustment Date"), by the Title

          Company based on information provided by the parties, as follows:

                    (a)  Payments  under  any Project Contracts or Personal

               Property  Leases  and fees for any transferable licenses and permits which are assigned to Buyer, shall be prorated.

                    (b)    General  real  estate  taxes  shall be prorated,

               using  for  such purpose the rate and valuation shown on the

               last   available  tax  duplicate,  but  subject  to  further

               adjustment  as  provided  below.    If any real estate taxes

               prorated  at  Closing  or assessments paid by Seller (as set forth  below) are later increased for any reason whatsoever,

               including,  without  limitation,  the  real estate taxes and assessments  shown  on the later issued actual tax duplicate

               being   greater  than  those  shown  on  the  tax  duplicate

               available   at  Closing  or  because  of  any  additions  or

               corrections  to  the  tax  duplicate  assessed  by reason of

               Buyer's  acquisition  of  the  Property,  then  Seller shall promptly  pay  all  such  increases  allocable to the period prior  to  the  Closing and Seller shall protect, indemnify,

               defend,  and  hold  Buyer harmless from and against all such real  estate tax and assessment increases, which obligations on  the part of the Seller shall survive the Closing. If any real estate taxes prorated at Closing or assessments paid by

               Seller  (as  set  forth  below)  are later decreased for any reason  whatsoever,  including, without limitation, the real estate  taxes  and  assessments  shown  on  the later issued actual  tax duplicate being less than those shown on the tax duplicate available at Closing or because of any corrections

               t o   the  tax  duplicate  assessed  by  reason  of  Buyer's

               acquisition  of  the Property or because of any post-Closing reduction  in,  or  refund  or rebate of, any taxes relating wholly or in part to a period before the Closing, then Buyer shall  promptly  pay  to Seller the savings allocable to the period  prior  to  the  Closing  (less any costs incurred by

               Buyer  to  any unaffiliated third parties in connection with obtaining  the reduction of such tax bill), which obligation shall  survive the Closing. Any special assessments that are a  lien  on  the  Property  as of the date of this Agreement shall  be  paid  by  Seller  without proration.  Any special assessments  that  become  a  lien on the Property after the date  of  this  Agreement  shall  be paid as follows: Seller shall pay all installments that are due and payable prior to the  Closing  Date and Buyer shall pay all installments that become due and payable on or after the Closing Date.

                    (c)  Collected  rents  shall be prorated based upon the

               total  rent  roll  payable  for  the  month in which Closing

               occurs.   In the event that Buyer receives current rent from

               any  tenants for the month in which the Closing occurs, then

               Buyer  shall  deliver  to  Seller  (outside  of  escrow) the portion  of such current rents attributable to periods prior to  the Adjustment Date. Additionally, in the event that any

               tenant,  who  as  of the Closing is delinquent in the rental payments  due  Seller,  delivers to Buyer a rent check in an amount  in  excess  of  the rent due Buyer for the month for which  such  check  is  delivered, Buyer shall allocate such excess  first to pay reasonable outside collection costs, if any,  paid  to unaffiliated third parties, then to pay rents which  become due after Closing, then pay remaining funds to

               Seller  for  any  rents delinquent prior to Closing and were due  as  of  the  date  such payment was received; provided,

               however,  in  no  event  shall Buyer be obligated to collect delinquent rents on Seller's behalf.

                    (d)  Final  readings  and  final billings for utilities

               shall  be  made as of the Adjustment Date.  Seller shall pay all outstanding amounts due as of such time, or such amounts shall  be  credited  to Buyer at Closing.  If final readings and  billings cannot be obtained prior to Closing, the final bills, when received, shall be prorated as of the Adjustment

               Date  and  the  Title Company shall hold in escrow an amount equal  to  125% of the reasonably anticipated amount of such billings,  based upon the most recent available billings for similar  periods until the Title Company shall have received notice of payment of such bills, at which time any remaining amount  being withheld for such purpose shall be distributed to the Seller.

                    (e)  Buyer  shall  receive  a credit at Closing for all

               deposits,  including  security  deposits,  under  the Tenant

               Leases  which  are  not  delivered  or  assigned to Buyer at

               Closing.

                    (f)  S e l l er  shall  pay  in  connection  with  this

               transaction  the  following  closing costs: (i) all costs in the  nature  of  the  Mortgage  Lender's assumption fees and charges  related  to  Buyer's  assumption  of  the  Mortgage

               Indebtedness,  consisting  of  all  loan assumption fees and lender attorney fees and costs, (ii) any state or local real or  personal  property  transfer  taxes, documentary stamps,

               fees  or  other  charges  relating  to  the  transfer of the

               Property  or the assumption of the Mortgage Indebtedness and

               (iii)  the  real  estate  brokerage  commission  of Marcus &

               Millichap.     Buyer  shall  pay  in  connection  with  this

               transaction  the  following closing costs: (i) all recording

               f e e s,  (ii)  the  costs  of  the  Title  Policy  and  all endorsements  thereto  and  (iii)  all escrow charges.  Each party  shall pay its own attorneys' fees.  All closing costs allocable  to  Seller,  including,  without  limitation, any prorations  to  which Buyer may be entitled by reason of the foregoing  shall  be  credited  against  the  balance of the

               Purchase Price to be paid at Closing.

                    13.  Fire or Other Casualty.  Seller agrees to promptly

          advise  Buyer  in writing of any material damage to the Property.

          If  all  or  any substantial portion of the Property (i.e. 10% or more  of  the  value)  shall, prior to the Closing, be damaged or destroyed  by  fire or any other cause, and such damage shall not have  been  repaired  or  reconstructed prior to the Closing in a good  and  workmanlike  manner  to the reasonable satisfaction of

          Buyer,  Buyer  may,  at  Buyer's  option: (a) remain obligated to

          perform   this  Agreement  and  receive  all  insurance  proceeds

          received  by  or  payable to Seller as a result of such damage or

          destruction   plus  an  amount  equal  to  any  insurance  policy

          deductible;  or  (b)  by  written  notice of termination given to

          Seller  not  later  than  thirty  (30) days after Seller provides

          Buyer   with  written  notice  of  such  damage  or  destruction,

          terminate  this  Agreement and receive any documents, instruments and  funds  previously  deposited  or  paid including the Earnest

          Money  Deposit (together with all interest earned thereon). If an unsubstantial  portion  of  the Property (i.e. 10% or less of the value)  shall,  prior  to the Closing, be damaged or destroyed by fire  or  any  other  cause  and  such damage shall not have been repaired  or  reconstructed  prior  to  the Closing in a good and workmanlike  manner to the reasonable satisfaction of Buyer, then

          Buyer  shall  be  obligated  to  proceed to close the transaction contemplated  hereby,  but  shall  receive  from  Seller,  on the

          Closing  Date, an assignment of proceeds of the insurance payable under  Seller's  insurance  policy  plus  an  amount equal to any

          insurance policy deductible.   Upon termination of this Agreement

          by  Buyer  pursuant  to  this  Section  13,  neither  party shall thereafter be under any further liability to the other, except as otherwise expressly set forth in this Agreement.

                    14.  Condemnation and Eminent Domain.  If, prior to the

          Closing, all or any portion of the Property shall be subjected to

          a    t a king,  either  total  or  partial,  by  eminent  domain,

          condemnation,  or for any public or quasi-public use, Buyer shall have  the  right to either (a) terminate this Agreement by giving written notice of termination to Seller, in which event all funds and  documents deposited by Buyer and Seller shall be refunded or

          returned   to  the  depositing  party  and  neither  party  shall

          thereafter  be under any further liability to the other and Buyer shall  receive the Earnest Money Deposit, or (b) proceed to close this  transaction  in  which case Seller shall assign to Buyer at

          Closing  all of the proceeds and/or awards from such condemnation

          action.    Seller and Buyer each agree to forward promptly to the

          other any notice of intent received pertaining to a taking of all or  a  portion  of  the  Property by way of condemnation, eminent domain  or  similar  procedure  for  a  taking of the Property in connection with any public or quasi-public use.

                    15.  Indemnification.

                    (a)  Subject  to Section 15(c) of this Agreement, Buyer

               shall  fully  indemnify, protect, defend and hold Seller and its  representatives,  successors  and assigns harmless from

               a n d    a gainst  any  and  all  claims,  demands,  losses,

               liabilities,  damages,  awards, judgements, penalties, costs and  expenses  (including  reasonable  attorneys'  fees  and expenses)  arising  out  of  or  in  connection with (i) the

               Property or the ownership thereof or arising under, relating

               to   or  concerning  any  of  the  Tenant  Leases,  Permits,

               Deposits,   Personal  Property  Leases,  Project  Contracts,

               Intangible Rights or Mortgage Loans if such claims, demands,

               losses, liabilities, damages or expenses first arise, accrue or  exist  or relate to any period of time from or after the

               Closing  (except  to  the  extent  that such indemnification

               o b ligation  would  arise  directly  as  a  result  of  the inaccuracy  of any representation or warranty made by Seller

               hereunder),  or (ii) the inaccuracy or any representation or warranty made by Buyer hereunder.

                    (b)  Subject to Section 15(c) of this Agreement, Seller

               shall  fully  indemnify, protect, defend and hold Buyer, its successors and assigns harmless from and against any and all

               claims,   demands,  losses,  liabilities,  damages,  awards,

               judgements,  penalties,  and  expenses (including reasonable

               a t torneys'  fees  and  expenses)  arising  out  of  or  in connection  with (i) the inaccuracy of any representation or warranty  made by Seller hereunder, or (ii) the ownership of the  Property  prior  to  the  Closing  (including,  without limitation,  any  claim,  demand,  loss,  liability, damage,

               award, judgement, penalty or expense arising under, relating

               to   or  concerning  any  of  the  Tenant  Leases,  Permits,

               Deposits,   Personal  Property  Leases,  Project  Contracts,

               Intangible Rights or the Mortgage Indebtedness), but only if

               such   claims,  demands,  losses,  liabilities,  damages  or

               expenses  first  arose,  accrued,  existed or related to any period of time before the Closing (except to the extent that such  indemnification  obligation  would arise directly as a result of the inaccuracy of any representation made by Buyer hereunder).

                    (c)  Notwithstanding anything in the preceding Sections

               15(a)  and  15(b)  or  elsewhere  in  this  Agreement to the contrary, any claim for indemnification under clause (ii) of

               Section  15(a)  or  under  Section 15(b) must be asserted in writing  and  with  specificity  by  the  date  (the  "Claim

               Expiration  Date")  which  for  the  matters  referenced  in

               Section  4(g)  of  this Agreement is six (6) years after the

               Closing  Date  and  with  respect to the other provisions of this  Agreement is three hundred sixty five (365) days after the  Closing Date, and any and all claims not so asserted by the  applicable  Claim  Expiration  Date shall automatically expire  and  be deemed to have been forever waived, released and  of  no  force  or  effect  and  (B)  the  total amounts recoverable  by  Buyer  against  Seller or by Seller against

               Buyer with respect to such matters, shall not exceed, in the aggregate,  Five  Hundred  Thousand  Dollars ($500,000) plus attorneys'  fees  and  expenses  incurred  in  enforcing the indemnification  provisions  of  this  Section  15 after the detailed  written claim described above was delivered to the indemnifying  party and such party refused to pay or satisfy such claim. Nothing in this Section 15(c) shall limit claims for the specific enforcement of this Agreement.

                    16.  Miscellaneous.

                    (a)    This  Agreement, including the Exhibits attached

               hereto,  shall  be  deemed  to  contain all of the terms and conditions  agreed  upon  with respect to the subject matter hereof,  it  being  understood  that  there  are  no outside representations or oral agreements.

                    (b)  A l l  notices,  demands  and  the  communications

               hereunder  shall  be  in writing. Unless otherwise expressly required  or  permitted  by the terms of this Agreement, any notice  required  or  permitted to be given hereunder by the parties  shall  be  delivered by facsimile, personally, by a reputable  overnight  delivery  service  or  by certified or

               registered  mail  to  the parties at the facsimile number or addresses  set  forth  below  (as  the  case may be), unless different  addressees  or facsimile numbers are given by one party to the other:


                    As to Seller:

                         MIG ATLANTA FALLS CORP.

                    With a copy to:

                         MIG REALTY ADVISORS, INC.
                         Attn: Louis E. Vogt, Senior Vice President
                         250 Australian Avenue, South, Suite 400
                         West Palm Beach, Florida 33401
                         Phone (561) 820-1300
                         Fax   (561) 832-1622


                    As to Buyer:

                         ASSOCIATED ESTATES REALTY CORPORATION
                         Attn:  Mr. Martin A. Fishman, Vice President
                         5025 Swetland Court
                         Richmond Heights, Ohio 44143-1467
                         Phone     (216) 473-8780
                         Fax  (216) 473-8105

                    With a copy to:

                         BAKER & HOSTETLER LLP
                         Attn:  Paul E. Bennett, Esq.
                         3200 National City Center
                         1900 East Ninth Street
                         Cleveland, Ohio 44114-3485
                         Phone     (216) 861-7484
                         Fax  (216) 696-0740


                    (c)  Other  than  Marcus  & Millichap (whose commission

               shall  be  paid  by  Seller  in  accordance  with Section 11 hereof),  Seller  and  Buyer each represents and warrants to the  other  that such party has had no dealing with any real estate broker or agent so as to entitle such broker or agent to  any  commission  in  connection  with  the  sale  of the

               Property  to  Buyer,  which  representations  and warranties shall  survive  the closing of the transactions contemplated

               hereby.   If for any reason any such commission shall become

               due,  the  party who retained such broker shall pay any such commission  and agrees to indemnify and save the other party harmless from any and all claims for any such commission and from  any  attorneys'  fees and litigation or other expenses relating to any such claim.

                    (d)  This Agreement and the rights and duties hereunder

               may  not  be  assigned  by  Seller without the prior written consent  of Buyer.  This Agreement and the rights and duties hereunder  may  not be assigned by Buyer without the written consent  of  Seller;  provided,  that  Buyer  shall have the right, without the consent of Seller, to designate a nominee to  take  title  to  the Property on the Closing Date.  This

               Agreement  shall be binding upon and inure to the benefit of the  parties  hereto  and  their  respective  successors and permitted assigns.

                    (e)  After  the  Closing, the parties shall execute and

               d e l i v er  such  further  documents  and  instruments  of

               c o nveyance,  sale,  assignment,  transfer,  assumption  or otherwise, and shall take or cause to be taken such other or further  action, as either party shall reasonably request at any  time or from time to time within the one hundred twenty

               (120)  days  immediately following the Closing Date in order to effectuate the terms and provisions of this Agreement.

                    (f)  This  Agreement shall be governed by and construed

               in  accordance  with  the  laws  of  the  State in which the

               Property is situated.

                    (g)  T h is  Agreement  may  be  executed  in  multiple

               counterparts,  each of which shall be deemed an original but all  of  which  taken  together shall constitute one and the same instrument.

                    (h)       If  the date for performance of any act under

               this  Agreement  falls  on  a  Saturday,  Sunday  or federal holiday,  the  date for such performance shall automatically be  extended to the first succeeding business which is not a federal holiday.

                    (i)  Whenever  in  this  Agreement reference is made to

               "Seller's  Knowledge",  "to the best of Seller's Knowledge",

               "Seller's Actual Knowledge", "Actual Knowledge of Seller" or

               "the Knowledge or Seller", or any similar term or reference,

               it  shall  mean  and  be  limited  to  the  actual conscious knowledge of Seller, without any investigation or inquiry.

                    (j)  Buyer  agrees to keep confidential any information

               that  it  has  or  will  obtain  relating to the Property or

               Seller  with  respect to the Property and will not knowingly disclose  that  information  to  any person or entity, other than  (i) its employees, attorneys, accountants, consultants and  contractors  performing  under  this  Agreement whom it directs  to treat such information confidentially or (ii) in connection  with  the  disclosures that it will be making in connection  with  the  filing  of  the  Registration  Rights

               Agreement  or  any  other  matters  that  it  is required to

               disclose in connection with its legal reporting requirements or  as  otherwise required in accordance with applicable law based  upon  the  advise  of  its legal counsel, without the prior  express written consent of Seller; provided, however,

               that  this  provision shall not apply to data that is in the public  domain or is clearly not confidential in nature. The provisions  of  this Section 17(j) shall survive the Closing or  any termination of this Agreement.  Buyer's undertakings

               s e t  out  in  this  Section  17(j)  are  of  extraordinary importance  to  Seller and damages for Buyer's breach hereof are  not  readily  ascertainable.  Accordingly,  Seller  may obtain  injunctive and other equitable relief to enforce its rights under this Section 17(j).  Buyer agrees that upon any final  adjudication  by  a  court  of competent jurisdiction rendered  in  favor of Seller with respect to Buyer's breach under  this  Section 17(j),  Buyer will reimburse Seller, on demand,  for  all  costs  and expenses (including attorneys'

               fees  and  expenses) paid or incurred by Seller in enforcing the provisions of this Section 17(j).

                    (k) Buyer and Seller acknowledge and agree that neither

               of  them  shall  cause  this  Agreement,  or  any memorandum thereof, to be recorded.


                    IN WITNESS WHEREOF, the parties hereto have signed four

          counterparts  of this Agreement, each of which shall be deemed to be  an  original  document, as of the date set forth above, which shall be the date on which this Agreement is executed by Buyer.

                                        SELLER:

                                        MIG ATLANTA FALLS CORP.


                                        By: /s/Larry E. Wright, President




                                        BUYER:

                                        ASSOCIATED ESTATES REALTY
                                        CORPORATION

                                        By: /s/ Jeffrey I. Friedman
                                             Jeffrey I. Friedman, President

          MTF3722:35295:97018:falls:mtf-01.agt